UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2011

HOMELAND SECURITY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-23279	52-2050585
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 North Fairfax Drive, Suite 1200 Arlington, VA	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 528-7073

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 19, 2011, Homeland Security Capital Corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Supplement (the “Supplement”) to the Definitive Information Statement on Schedule 14C that it filed with the SEC on Monday, August 8, 2011 (the “Information Statement”), pursuant to which the Company updated the disclosure it provided in the Information Statement on the status of the Stock Purchase Agreement, dated as of July 15, 2011 (the “Purchase Agreement”), by and among the Company, Safety & Ecology Holdings Corporation (“SEHC”), a wholly-owned subsidiary of the Company, and Perma-Fix Environmental Services, Inc. (“PESI”). Pursuant to the Supplement, among other things (capitalized terms that are otherwise not defined herein shall have the meanings ascribed to them in the Information Statement):

•
In accordance with Section 1.4 of the Purchase Agreement, the Company must deliver to PESI at least five business days prior to Closing the Estimated Closing Balance Sheet, which the Company currently estimates will reflect an Estimated Net Working Capital Amount of approximately $4,961,977. This Estimated Net Working Capital Amount would result in an Estimated Net Working Capital Deficiency of approximately $5,038,023 to be deducted from the Cash Consideration and the Purchase Price. The Estimated Net Working Capital Deficiency could change from the Company’s current estimate, which would result in a larger or lesser amount to be deducted from the Cash Consideration payable to the Company at the Closing and a commensurate change in the Purchase Price. The calculation of the Estimated Net Working Capital Deficiency includes deductions of receivables outstanding longer than 120 days, PESI’s review and identification of receivables it considers to be at risk and the parties’ mutual agreement as to which receivables of SEHC and its subsidiaries are at risk of collection when calculating SEHC’s Current Assets for such purposes in accordance with Section 1.4(b) of the Purchase Agreement. Section 1.5(a) provides that PESI shall prepare and deliver to the Company a Closing Statement reflecting the Net Working Capital Amount of SEHC as of the Closing, or the Closing Net Working Capital Amount, within 75 days after the Closing. Section 1.5(b) provides that the Company may dispute the Closing Net Working Capital Amount and the Closing Statement within 45 days after the Company’s receipt of the Closing Statement. The parties have agreed that the Closing Statement will be prepared and delivered at the Closing and the parties have therefore agreed to review and finalize the Closing Net Working Capital Amount, as reflected on the Closing Statement, contemporaneously with the Closing. If the Final Net Working Capital Deficiency is the same as the Estimated Net Working Capital Deficiency, and the Estimated Net Working Capital Deficiency has not changed from the Company’s estimate set forth above, an aggregate of $5,038,023 will be deducted at Closing from the Cash Consideration payable to the Company and the Purchase Price. As described above, however, the deficiency could increase or decrease pursuant to the terms of the Purchase Agreement, which would result in a larger or lesser amount being deducted from the Cash Consideration payable to the Company at Closing and a commensurate change in the Purchase Price.

•	In addition, the parties have agreed, pursuant to Section 3 of the Note, that PESI will prepay $500,000 of the principal amount payable under the Note to the Company within ten days after the Closing.

•
Finally, PESI has agreed to a conditional waiver of a potential breach of the representations and warranties made by the Company and SEHC in the Purchase Agreement arising out of certain issues regarding the performance of one of SEHC’s subsidiaries under a Material Contract with a Material Customer (as each such term is defined in the Purchase Agreement) that the parties believe may cause such Material Customer to modify its relationship with SEHC and/or such subsidiary or its usage of the services of SEHC or such subsidiary, such that the Material Contract at issue may not be renewed at the time of its potential renewal, or that if it is renewed, it will not be renewed on substantially the same terms (the “Contingent Claim”). The parties have therefore agreed that if such Material Contract has not been renewed at the time of its potential renewal on terms substantially similar to the current terms, this Contingent Claim would result in Losses (as defined in the Purchase Agreement) incurred by PESI in the sum of $1,500,000 for which PESI would be entitled to indemnification pursuant to Section 8.1 of the Purchase Agreement and distribution from the Escrow Account. Such distribution would be made automatically and without any further action on the part of the Company.

•
In addition, in connection with the Current Report on Form 8-K filed with the SEC on October 20, 2011, the Company clarifies that Christopher P. Leichtweis who resigned as President and a director of the Company effective October 14, 2011, continues in his positions as Chief Executive Officer and founder of SEHC.

•
As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2011, the Company is currently in default under the terms of the Forbearance Agreement, dated July 29, 2011 and as amended on September 7, 2011 (as amended, the “Forbearance Agreement”), entered into by and among the Company, YA, as lender, Homeland Security Advisory Services, Inc., Celerity Systems, Inc. and Nexus Technologies Group, Inc. (now known as NTG Management Corp.). As of September 15, 2011, the Company became subject to foreclosure by YA without notice. YA may immediately commence enforcing its rights and remedies pursuant to the Forbearance Agreement, the agreements relating to the Debt and under applicable law. However, YA has not yet notified the Company of its intention to foreclose on the assets of the Company, all of which are pledged as collateral for the Debt.

•
If the Company does not consummate the Sale, we expect that YA would foreclose on the Company’s assets. However, if the Sale is consummated as described in the Supplement and the net proceeds of such Sale are used to pay down the Debt, as required by the Forbearance Agreement, YA has informed us that it will not foreclose on the Company’s assets and will agree to new repayment terms with respect to the remaining portion of the Debt. The decrease in the Purchase Price, as described in the Supplement, will result in a lesser amount of the Debt being paid off by the Company.

None of the supplemental information provided in the Supplement alters or modifies in any way the information disclosed in the Information Statement; the information provided in this Supplement is intended only to inform Stockholders of the status of the Sale, the Purchase Agreement and all transactions contemplated thereby since the date of the Information Statement.

The parties otherwise expect to consummate the Sale, the Purchase Agreement and all transactions contemplated thereby as soon as practicable in the near future.

The foregoing information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOMELAND SECURITY CAPTIAL CORPORATION

By: /s/ C. Thomas McMillen
Name:   C. Thomas McMillen
Title:   Chief Executive Officer

Date: October 24, 2011